SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) February 6, 1996




                             ALBERTO-CULVER COMPANY
             (Exact name of registrant as specified in its charter)



Delaware                              1-5050                    36-2257936
(State or other jurisdiction of     (Commission File          (I.R.S. Employer
incorporation or organization)        Number)                Identification No.)



                          2525 Armitage Avenue
                          Melrose Park, Illinois                   60160
                  (Address of principal executive offices)       (Zip code)




Registrant's telephone number, including area code:   (708) 450-3000

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On February 6, 1996, Alberto-Culver Company (Alberto-Culver) completed the acquisition of St. Ives Laboratories, Inc. (St. Ives) pursuant to the Agreement and Plan of Merger, dated as of October 30, 1995, between Alberto-Culver, AC Acquiring Co. (Merger Sub) and St. Ives. The acquisition was consummated by the merger of Merger Sub with and into St. Ives, with St. Ives becoming a wholly owned subsidiary of Alberto-Culver.

Except for shares of Common Stock held of record by Alberto-Culver or its subsidiaries and shares of Common Stock held in St. Ives' treasury immediately prior to the consummation of the merger, each share of St. Ives Common Stock outstanding immediately prior to the merger has been converted into the right to receive $15.00 per share in cash without interest. Shares of Common Stock held of record by Alberto-Culver or its subsidiaries and shares of Common Stock held in St. Ives' treasury were canceled and retired. The total consideration of approximately $110 million was funded with the net proceeds available from the issuance of $100 million of 5.5% convertible subordinated debentures in July, 1995 and from the sale of certain trade accounts receivable in January, 1996.

St. Ives develops, manufactures and markets personal care products under its SWISS FORMULA(R) brand and manufactures custom label products for sale by other companies. It is Alberto-Culver's current intent to continue using the assets of St. Ives in substantially the same manner as they were used prior to the acquisition.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)      St. Ives Laboratories, Inc. and Subsidiaries:

         (i)    Year ended December 31, 1994:

                Financial Statements:

                    Consolidated Balance Sheet as of December 31, 1994 Consolidated Income Statement for the year ended
                      December 31, 1994
                    Consolidated Statement of Stockholders' Equity for the year ended December 31, 1994
                    Consolidated  Statement of Cash Flows for the year ended
                      December 31, 1994
                    Notes to Consolidated Financial Statements

                Report of Independent Accountants

         (ii)   Nine months ended September 30, 1995 (unaudited):

                Unaudited Consolidated Balance Sheet as of September 30, 1995 Unaudited Consolidated Income Statement for the nine months ended September 30, 1995
                Unaudited  Consolidated  Statement of Cash Flows for the nine months ended September 30, 1995

(b) Pro forma consolidated financial information for Alberto-Culver and St. Ives Laboratories, Inc. and Subsidiaries (unaudited):

                Unaudited Pro-Forma Consolidated Balance Sheet as of
                  September 30, 1995
                Unaudited Pro-Forma Consolidated Statement of Earnings for the
                  year ended September, 30, 1995
                Notes to Unaudited Pro-Forma Consolidated Financial Statements

(c)      Exhibits:

         2 (a) Agreement and Plan of Merger, dated as of October 30, 1995, between Alberto-Culver Company, AC Acquiring Co., and St. Ives Laboratories, Inc. (filed as Exhibit 2 and incorporated herein by reference from the Alberto-Culver's Schedule 13D filed on November 7, 1995).

         2 (b) Stockholders Stock Option Agreement, dated as of October 30,1995, among Alberto-Culver, Gary H. Worth, John R. Worth, the House of Worth Trust dated July 9, 1982 as amended, the Worth Family Trust under an agreement dated November 24, 1990 and the Worth Family Partnership, L.P.(filed as Exhibit 1 and incorporated herein by reference from the Alberto-Culver's Schedule 13D filed on November 7, 1995).

         23    Consent of Coopers & Lybrand L.L.P.

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







ALBERTO-CULVER COMPANY
(Registrant)





By:/s/ William J. Cernugel
William J. Cernugel
Senior Vice President, Finance & Controller
(Principal Financial Officer)








February 8, 1996


                  ST. IVES LABORATORIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                December 31, 1994


                                     ASSETS
Current assets:
   Cash and cash equivalents ...................................   $  3,465,709
   Short term investments ....... ..............................      1,249,603
   Accounts receivable - trade, less allowance for
     doubtful accounts ($410,000 at December 31, 1994) .........     20,284,639
   Accounts receivable - related party (Note 8) ........ .......        382,829
   Accounts receivable - other .................................      1,566,553
   Inventories (Note 2) ........................................     30,045,445
   Prepaid and other assets ....................................      1,591,065
   Deferred income taxes (Note 5) ..............................      1,999,208
                                                                    ------------

       Total current assets ....................................     60,585,051

Plant and equipment, net (Note 3)...............................      8,043,491
Other assets ...................................................        483,426
                                                                    ------------

       Total assets ............................................   $ 69,111,968

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ............................................   $ 11,337,817
   Accrued expenses (Note 4) ...................................      9,691,945
   Income taxes payable (Note 5).  .............................        610,560
   Deferred income taxes (Note 5) ..............................        196,530
   Short term debt (Note 6) ....................................      3,500,000
                                                                    ------------

       Total current liabilities ................................    25,336,852

Commitments (Note 7)

Stockholders' equity (Notes 6, 10, 11 and 12):
   Preferred stock, $.01 par value per share, 5,000,000
     shares authorized; no shares issued or
     outstanding
   Common stock, $.01 par value per share,
     30,000,000 shares authorized; 7,019,399 shares
     issued and outstanding at December 31, 1994 ................        70,194
   Paid-in capital ..............................................    12,382,018
   Retained earnings ............................................    32,373,433
   Cumulative translation adjustments ...........................    (1,050,529)
                                                                    ------------

       Total stockholders' equity ................................   43,775,116
                                                                    ------------
       Total liabilities and stockholders' equity ................ $ 69,111,968

The accompanying notes are an integral part of these consolidated financial statements.

                  ST. IVES LABORATORIES, INC. AND SUBSIDIARIES
                          CONSOLIDATED INCOME STATEMENT

                      For the year ended December 31, 1994

Net sales (includes related party sales of
   $20,069,000 in 1994 - Note 8) (Note 14) .............   $ 157,184,009
                                                           -------------

Cost of products sold ..................................      85,594,868
Selling, marketing and administrative expenses (Note 14)      65,851,195
Other general expenses .................................       1,387,465
                                                           -------------

     Operating costs and expenses ......................     152,833,528
                                                           -------------
Income from operations .................................       4,350,481

Interest expense .......................................         392,130
Other (income), net ....................................        (389,119)
                                                            ------------
Income before income taxes .............................       4,347,470

Provision for income taxes (Note 5) ....................       2,595,202
                                                           -------------

   Net income ..........................................   $   1,752,268

   Net income per share ................................   $        0.25

   Dividends per share .................................   $        0.12

   Weighted average shares outstanding .................       7,014,155


The accompanying notes are an integral part of these consolidated financial statements.



                  ST. IVES LABORATORIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                      For the year ended December 31, 1994

                                                                                                      Total
                                    Common Stock                                        Cumulative     Stock-
                              Number of                      Paid-in       Retained    Translation    holders'
                              Shares            Amount       Capital       Earnings    Adjustments    Equity

Balance, December 31, 1993    6,989,399    $    69,894    $12,157,318   $31,463,073   ($1,893,576)   $41,796,709

   Stock options exercised
     (Note 10) ...........       30,000            300        224,700                                    225,000

   Cash dividends on
     common stock
     ($.12 per share) ....                                                 (841,908)                    (841,908)

   Translation adjustment                                                                 843,047        843,047

   Net income ............                                                1,752,268                    1,752,268
                             ----------    -----------    -----------   -----------   -----------    -----------

Balance, December 31, 1994    7,019,399    $    70,194    $12,382,018   $32,373,433   ($1,050,529)   $43,775,116
                             ==========    ===========    ===========   ===========   ===========    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                  ST. IVES LABORATORIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      For the year ended December 31, 1994


Cash flow from operating activities:
   Net income ..................................................................   $  1,752,268
   Adjustments to reconcile net income to
       net cash provided by operating activities:
     Depreciation and amortization .............................................      2,449,854
     Deferred income taxes .....................................................       (123,764)
     Loss on disposal of land ..................................................      1,085,465
     Provision for losses on accounts receivable ...............................        131,863
     Provision for inventory obsolescence ......................................        346,887
     Changes in assets and liabilities:
       Accounts receivable - trade .............................................        269,536
       Accounts receivable - related party .....................................       (122,810)
       Accounts receivable - other .............................................       (106,215)
       Inventories .............................................................      1,057,352
       Prepaid and other assets ................................................       (199,861)
       Accounts payable ........................................................      1,549,865
       Accrued expenses ........................................................        672,667
       Income taxes payable ....................................................        453,284
                                                                                   ------------

       Net cash provided by operating activities ...............................      9,216,391
                                                                                   ------------

Cash flow from investing activities:
   Proceeds from sale of land ..................................................        847,366
   Purchase of plant and equipment .............................................     (2,818,015)
   Other assets ................................................................         58,269
   Short term investments ......................................................         (1,048)
                                                                                   ------------

       Net cash used for investing activities ..................................     (1,913,428)
                                                                                   ------------

Cash flow from financing activities:
   Common stock options exercised ..............................................        225,000
   Cash dividends paid .........................................................       (841,908)
   Short term debt borrowings ..................................................     35,558,000
   Short term debt repayments ..................................................    (41,921,000)
                                                                                   ------------

       Net cash used for financing activities ..................................     (6,979,908)
                                                                                   ------------

Effect of exchange rate changes on cash ........................................        118,047
                                                                                   ------------

Net increase in cash and cash equivalents ......................................        441,102
Cash and cash equivalents at beginning of year .................................      3,024,607
                                                                                   ------------
Cash and cash equivalents at end of year .......................................   $  3,465,709
                                                                                   ============

Supplemental Disclosures of Cash Flow Information Cash paid during the year for:
     Interest ..................................................................   $    256,367
     Income taxes ..............................................................   $  1,769,584

The accompanying notes are an integral part of these consolidated financial statements.

                  ST. IVES LABORATORIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   THE COMPANY AND SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
The principal business of St. Ives Laboratories, Inc. and its subsidiaries (collectively the "Company") is developing, manufacturing and marketing Personal Care Products under its SWISS FORMULA(R) brand and manufacturing Custom Label Products for sale by other companies.

Principles of Consolidation

The consolidated financial statements include the accounts of St. Ives Laboratories, Inc. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Statements of Cash Flows

All highly liquid investments purchased with a maturity of three months or less are considered to be cash equivalents.

Short Term Investments

Short term investments are valued at cost, which approximates market, and consist of United States Treasury Notes. Short term investments are classified as a current asset in the Consolidated Balance Sheets as the Company intends to hold the $1,250,000 of face value government securities until maturity in the second quarter of 1995. At December 31, 1994, the aggregate fair value and weighted average interest rate of the securities was $1,259,000 and 8.45%, respectively. Income from short term investments is included in other income, net.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of short term investments and trade receivables.

The Company invests its excess cash in United States Treasury Notes. Concentration of credit risk with respect to trade receivables is limited due to the large number of customers comprising the Company's customer base and their geographical dispersion. The Company grants uncollateralized credit to domestic and international customers. Domestically, the Company sells its products primarily through food, drug and mass merchandise stores and military exchanges and commissaries. From time to time, the Company experiences write-offs of receivables related to bankruptcy filings of customers. Internationally, the Company conducts business with a few accounts on open terms. Many international customers are required to furnish letters of credit, make advance payments, or provide letters of guarantee in amounts sufficient to limit the Company's credit risk. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

Inventories

Inventories are valued at the lower of cost (first-in, first-out) or market. Finished goods inventories include the cost of materials, direct labor and manufacturing overhead. In determining obsolescence related to inventory, the Company, on an ongoing basis, considers factors such as deterioration, spoilage, packaging changes, changes in price level and similar factors which affect the utility of its inventory.

                  ST. IVES LABORATORIES, INC. AND SUBSIDIARIES

1.   THE COMPANY AND SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES (Continued)

Plant and Equipment

Plant and equipment are stated at cost, less accumulated depreciation and amortization. Machinery and equipment and furniture and fixtures are depreciated using an accelerated method with estimated useful lives which range from three to fifteen years. Tooling is depreciated using a straight-line method over three years. Leasehold improvements are amortized over the shorter of the useful life or lease term.

Expenditures for repairs and maintenance are charged to expense as incurred. Replacements and betterments are added to the asset accounts when placed in service. Costs of assets sold or retired and the related amounts of accumulated depreciation and amortization are eliminated from the accounts and the resulting gains or losses on disposal are included in other income, net.

Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Foreign Currency

Foreign exchange gains and losses as a result of translating the Company's foreign subsidiaries' financial statements into U.S. dollars are included as a separate component of stockholders' equity. Actual gains or losses incurred on currency transactions in other than the countries' functional currencies are included in income in the current period. In 1994, foreign currency transaction gains and losses were not significant.

Revenue Recognition

Revenue from sales is recognized when products are shipped.

Advertising

Advertising is expensed as incurred and for 1994 amounted to $8,927,000.

Product Research and Development

Product research and development costs are expensed as incurred and for 1994 amounted to $1,327,000.

Net Income per Share

Net income per share is computed based on the weighted average number of shares of common stock outstanding. For the periods presented, stock options have an immaterial dilutive effect.

2.   INVENTORIES

The components of inventories at December 31, 1994 were:

Raw and packaging materials                                      $7,027,459
Work in-process                                                     521,744
Finished goods                                                   22,496,242
                                                               ------------
                                                                $30,045,445

                  ST. IVES LABORATORIES, INC. AND SUBSIDIARIES

3.   PLANT AND EQUIPMENT

Plant and equipment consisted of the following at December 31, 1994:

Machinery and equipment                                         $17,627,165
Furniture and fixtures                                            2,057,786
Leasehold improvements                                            2,965,876
                                                              -------------
                                                                 22,650,827
Less accumulated depreciation and amortization                  (14,607,336)
                                                              -------------
Net plant and equipment                                          $8,043,491


4.   ACCRUED EXPENSES

Accrued expenses consisted of the following at December 31, 1994:

Sales promotion                                                  $3,889,820
Payroll and bonuses                                               1,320,545
Sales commissions                                                   944,338
Vacation                                                            977,241
Other                                                             2,560,001
                                                                -----------
                                                                 $9,691,945

5.   INCOME TAXES

Income (loss) before income taxes consisted of the following for the year ended December 31, 1994:

   United States                                                 $4,615,805
   Foreign                                                         (268,335)
                                                                -----------
                                                                 $4,347,470

The provision for income taxes consisted of the following for the year ended December 31, 1994:

Currently payable:
   Federal                                                       $1,601,958
   Foreign                                                          656,661
   State                                                            382,244
                                                                -----------
                                                                  2,640,863
Deferred:
   Federal                                                          (55,096)
   State                                                              9,435
                                                                -----------
                                                                    (45,661)
                                                                -----------
                                                                 $2,595,202

                  ST. IVES LABORATORIES, INC. AND SUBSIDIARIES

5.   INCOME TAXES (Continued)

The provision for income taxes differs from the amount obtained by applying the federal statutory income tax rate to income before provision for income taxes as follows for the year ended December 31, 1994:

Federal statutory rate                                                34.0%
State taxes, net of federal benefit                                    6.9%
Impact of foreign operating losses                                    15.7%
Difference between foreign and U. S. tax rates                         1.5%
Other                                                                  1.6%
                                                                      -----
                                                                      59.7%

The components of the net deferred tax asset at December 31, 1994 were as follows:

Deferred tax assets:
   Foreign net operating loss carryforwards                      $1,493,735
   Inventory adjustments                                            959,685
   Allowance and accrual adjustments                                843,145
   Other                                                            196,378
                                                                -----------
                                                                  3,492,943
Deferred tax liabilities:
   Plant and equipment                                              (68,011)
   State taxes                                                     (128,519)
                                                                -----------
                                                                   (196,530)
                                                                -----------
Valuation allowance for foreign net operating
   loss carryforwards                                            (1,493,735)
                                                                -----------
                                                                 $1,802,678

The sources of deferred taxes and the tax effect of each were as follows for the year ended December 31, 1994:

Inventory adjustments                                              ($42,355)
Allowance and accrual adjustments                                    22,398
State income taxes                                                  169,229
Other                                                              (103,611)
                                                                   ---------
                                                                    $45,661

At December 31, 1994, the Company had net operating loss carryforwards in Denmark and Germany totaling $4,393,000. These loss carryforwards will expire at various dates between 1995 and 1999.

6.   SHORT TERM DEBT

The Company has a Loan Agreement with a bank which provides a $15,000,000 revolving credit commitment and facilities for trade finance and foreign exchange. The Loan Agreement expires July 31, 1995 and may be extended with the mutual consent of the bank and the Company. Borrowings may be obtained, at the Company's option, at the prevailing prime interest rate or based on a choice of formulas as specified in the agreement. The formulas are based on interest rates for either the offshore dollar inter-bank market or bank dealer certificates of deposit. All interest and fees are computed on the basis of a 360-day year and the actual number of days elapsed for the borrowing period. A commitment fee of 0.125% per annum is payable quarterly on the unused amount of credit available. Under the Loan Agreement, the Company has restrictive provisions limiting the amount of dividend payments to 50% of net income and requiring maintenance of net worth, working capital and debt to equity ratios. Further, the Loan Agreement contains other conditions including restrictions on the Company's ability to encumber its assets or engage in certain transactions outside the normal course of business.

Borrowings outstanding at December 31, 1994 were $3,500,000 subject to an effective weighted average interest rate of 7.87%.

                  ST. IVES LABORATORIES, INC. AND SUBSIDIARIES

7.   COMMITMENTS

The Company leases its office, production and warehouse facilities and certain office and production equipment under operating lease agreements. Lease terms generally range from two to ten years; principal building leases contain options for renewal for additional periods and are subject to periodic increases equal to the change in the Consumer Price Index and payments for utilities, taxes, insurance and maintenance fees.

Total rent expense for 1994 was $3,092,000. Minimum annual noncancelable lease commitments at December 31, 1994 are:

           Year Ended December 31,
              1995                                               $3,450,000
              1996                                                3,186,000
              1997                                                2,311,000
              1998                                                1,144,000
              1999                                                  853,000
              2000 and thereafter                                   131,000
                                                            ---------------
                                                                $11,075,000

8.   RELATED PARTY TRANSACTIONS AND MAJOR CUSTOMER INFORMATION

The Company leases its manufacturing facility from an officer and director pursuant to a lease which began on July 1, 1979 and expires on June 30, 1998 with options to renew for two additional five-year periods. Rental payments for this facility were $524,000 in 1994.

Net sales of Custom Label Products for the year ended December 31, 1994 included sales to a customer of $20,069,000. A significant shareholder of this customer owns 27.1% of the Company's outstanding common stock. Accounts receivable from this customer at December 31, 1994 were $382,829.

9.   GEOGRAPHICAL INFORMATION

The principal business of the Company is developing, manufacturing and marketing Personal Care Products to retail outlets. A second focus of the Company's business is the manufacture of Custom Label Products for distribution by other companies.

Year Ended December 31,1994

Net sales:
   Personal care products                                      $127,769,000
   Custom label products                                         29,415,000
                                                               ------------
                                                               $157,184,000

                  ST. IVES LABORATORIES, INC. AND SUBSIDIARIES

9.   GEOGRAPHICAL INFORMATION (Continued)

Net sales and income from operations for the year ended December 31, 1994 and identifiable assets at the end of that year, classified by geographical area, are as follows:



Net sales:
   Domestic                                                    $115,697,000
   Export                                                        15,931,000
   Foreign                                                       25,556,000
                                                            ---------------
                                                               $157,184,000
Income from operations:
   Domestic and export                                           $2,628,000
   Foreign                                                        1,722,000
                                                            ---------------
                                                                 $4,350,000



Identifiable assets:
   Domestic and export                                          $48,763,000
   Foreign                                                       20,349,000
                                                            ---------------
                                                                $69,112,000

The Company has foreign subsidiaries in Canada, France, Denmark, Germany, Switzerland and the United Kingdom. All intercompany revenues and expenses are eliminated in computing net sales and income from operations.

10.  STOCK OPTION AND EMPLOYEE BENEFIT PLANS

The Company has Incentive Stock Option and Nonqualified Stock Option Plans (collectively, the "Stock Option Plans"). The Stock Option Plans permit the grant of both "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, and nonqualified stock options. Employees, including officers of the Company and its subsidiaries, may receive incentive stock options and nonqualified stock options. Directors who are not employees may only receive nonqualified stock options. A total of 1,150,000 shares have been reserved for issuance under the Stock Option Plans. Nonqualified options generally are immediately exercisable but are subject to vesting of one-fifth of the total grant in each year for five years.

The Stock Option Plans are administered by the Option Plan Committee, composed of two disinterested Directors, which determines the terms of options granted, including the exercise price, the number of shares subject to the option and the exercisability thereof. The exercise price of any option must be at least 100% of the fair market value of such shares on the date of grant.

The following table summarizes certain information  relative to the Stock Option
Plans:

                                              Shares                Option Price

Outstanding at December 31, 1993             504,500              $6.50 to $9.00
Granted                                      232,000              $7.94 to $8.88
Exercised                                    (30,000)             $6.50
Canceled or expired                          (13,000)             $6.50 to $8.50
                                            --------
Outstanding at December 31, 1994             693,500              $6.50 to $9.00
                                             =======

Available for future options at
     December 31, 1994                       360,500
                                             =======

Exercisable at December 31, 1994             340,000              $6.50 to $9.00
                                             =======

                  ST. IVES LABORATORIES, INC. AND SUBSIDIARIES

10.  STOCK OPTION AND EMPLOYEE BENEFIT PLANS (Continued)

The Company has a Section 401(k) Plan and Trust Employee Benefit Plan for qualified employees under Section 401(k) of the Internal Revenue Code and a Nonqualified Deferred Compensation Plan for key employees. Company contributions to these plans are based on a fixed percentage of employee contributions up to the limits as specified in the plans. Total Company contributions to these plans in 1994 were approximately $232,000.

11.  PREFERRED STOCK

The Company is authorized to issue 5,000,000 shares of preferred stock, $.01 par value. The Board of Directors is empowered to issue one or more series of preferred stock and to determine the rights, preferences, privileges and restrictions to be granted to, or imposed on, any such series. No shares of preferred stock of the Company are issued or outstanding.

12.  COMMON STOCK REPURCHASE PLAN

On February 6, 1995, the Board of Directors of the Company authorized the repurchase of up to 250,000 shares of the Company's common stock. The stock can be purchased periodically through February 5, 1996 in accordance with Regulation 10b-18 of the Securities and Exchange Act of 1934 at per share prices the Company deems desirable. At March 15, 1995, no shares of common stock had been repurchased.

13.  QUARTERLY FINANCIAL DATA (UNAUDITED)

The following table summarizes financial information by quarter for calendar year 1994:

                           First             Second            Third            Fourth
                          Quarter            Quarter         Quarter            Quarter          Total

Net sales                $38,348,903      $42,732,868       $41,002,442      $35,099,796      $157,184,009
                         ===========      ===========       ===========      ===========      ============
Gross profit             $17,195,437      $19,078,490       $19,003,823      $16,311,391       $71,589,141
                         ===========      ===========       ===========      ===========     =============
Net income                  $488,068         $279,686          $811,623         $172,891        $1,752,268
                       =============    =============     =============    =============    ==============
Net income per share           $0.07            $0.04             $0.12            $0.02             $0.25
                       =============    =============     =============    =============    ==============


14.  RECLASSIFICATIONS

Historically, the Company has recorded expenses for certain promotional and marketing allowances that were shown on the face of a customer invoice as deductions from the list price (herein referred to as the "off-invoice allowances"). Following a recent industrywide trend, the Company changed its invoicing methodology in 1995 by substantially eliminating off-invoice allowances in North America. Simultaneously, the Company reduced its list prices which are used to record net sales when products are shipped. In order to provide consistency and improve the comparison of results between periods, $18,514,064 of costs relating to off-invoice allowances that were previously included as selling expenses (Selling, marketing and administrative expenses) were reclassified to reduce net sales for the year ended December 31, 1994. Accordingly, a summary of these reclassifications is as follows for the year ended December 31, 1994:

Net sales
   as originally reported                                      $175,698,073
   as reclassified                                             $157,184,009
Selling, marketing and administrative expenses
   as originally reported                                       $85,752,724
   as reclassified                                              $65,851,195
Other general expenses
   as originally reported                                                 -
   as reclassified                                               $1,387,465

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors
St. Ives Laboratories, Inc.

We  have  audited  the  consolidated   financial  statements  of  St.  Ives
Laboratories, Inc. and Subsidiaries listed in Item 7(a)(i) of this Form 8-K. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of St. Ives Laboratories, Inc. and Subsidiaries as of December 31, 1994, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

Los Angeles, California
March 9, 1995


                  ST. IVES LABORATORIES, INC. AND SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEET

                               September 30, 1995

                                     ASSETS
Current assets:
   Cash and cash equivalents .................................................   $    732,721
   Accounts receivable - trade, less allowance for
     doubtful accounts ($823,000 at September 30, 1995) ......................     27,689,356
   Accounts receivable - related party .......................................        867,166
   Accounts receivable - other ...............................................      1,876,039
   Inventories ...............................................................     28,937,387
   Prepaid and other assets ..................................................      1,564,960
   Income taxes refundable and deferred taxes ................................      3,134,874
                                                                                 ------------

       Total current assets ..................................................     64,802,503

Plant and equipment, net .....................................................      6,609,160
Other assets .................................................................        331,991
                                                                                 ------------
       Total assets ..........................................................   $ 71,743,654

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ..........................................................   $ 11,246,074
   Accrued expenses ..........................................................     11,307,250
   Deferred income taxes .....................................................        196,530
   Short term debt ...........................................................      2,168,000
                                                                                 ------------

       Total current liabilities .............................................     24,917,854
                                                                                 ------------
Stockholders' equity:
   Preferred stock, $.01 par value per share, 5,000,000
     shares authorized; no shares issued or
     outstanding
   Common stock, $.01 par value per share,
     30,000,000 shares authorized; 7,025,399 shares
     issued and outstanding at September 30, 1995 ............................         70,254
   Paid-in capital ...........................................................     12,423,958
   Retained earnings .........................................................     34,549,833
   Cumulative translation adjustments ........................................       (218,245)
                                                                                 ------------

       Total stockholders' equity ............................................     46,825,800
                                                                                 ------------
       Total liabilities and stockholders' equity ............................   $ 71,743,654


                  ST. IVES LABORATORIES, INC. AND SUBSIDIARIES
                     UNAUDITED CONSOLIDATED INCOME STATEMENT

                  For the nine months ended September 30, 1995


Net sales (includes related party sales of $13,981,766)   $ 125,168,578
                                                          -------------

Cost of products sold .................................      69,280,759
Selling, marketing and administrative expenses ........      53,476,908
                                                          -------------
     Operating costs and expenses .....................     122,757,667
                                                          -------------
Income from operations ................................       2,410,911

Interest expense ......................................         350,651
Other (income), net ...................................        (367,694)
                                                          -------------
Income before income taxes ............................       2,427,954

Provision for income taxes ............................        (380,372)
                                                          -------------
   Net income .........................................   $   2,808,326
                                                          =============
   Net income per share ...............................   $        0.40

   Dividends per share ................................   $        0.09

   Weighted average shares outstanding ................       7,021,487



                  ST. IVES LABORATORIES, INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

                  For the nine months ended September 30, 1995

Cash flow from operating activities:
   Net income                                                        $2,808,326
   Adjustments to reconcile net income to
       net cash used for operating activities:
     Depreciation and amortization                                    2,131,231
     Deferred income taxes                                                 (402)
     Changes in assets and liabilities:
       Accounts receivable - trade                                   (7,157,717)
       Accounts receivable - related party                             (484,337)
       Accounts receivable - other                                     (282,486)
       Inventories                                                    1,532,058
       Prepaid and other assets                                          79,105
       Accounts payable                                                (166,743)
       Accrued expenses                                               1,521,305
       Income taxes payable                                          (1,754,824)
                                                                ----------------

       Net cash used for operating activities                        (1,774,484)
                                                                ----------------

Cash flow from investing activities:
   Purchase of plant and equipment                                     (646,900)
   Other assets                                                         138,435
   Short term investments                                             1,249,603
                                                                 ---------------

       Net cash provided by investing activities                        741,138
                                                                 ---------------

Cash flow from financing activities:
   Common stock options exercised                                        42,000
   Cash dividends paid                                                 (631,926)
   Short term debt borrowings                                        26,145,000
   Short term debt repayments                                       (27,477,000)
                                                                 ---------------

       Net cash used for financing activities                        (1,921,926)
                                                                 ---------------

Effect of exchange rate changes on cash                                 222,284
                                                                 ---------------

Net decrease in cash and cash equivalents                            (2,732,988)
Cash and cash equivalents at beginning of period                      3,465,709
                                                                 ---------------
Cash and cash equivalents at end of period                            $ 732,721
                                                                 ===============



                             ALBERTO-CULVER COMPANY
                 UNAUDITED PRO-FORMA CONSOLIDATED BALANCE SHEET

                               September 30, 1995

(Dollars in thousands)
                                            Alberto-
                                             Culver           St. Ives             Pro-Forma          Pro-Forma
                                             Company      Laboratories, Inc.      Adjustments*      Consolidated
Current assets:
   Cash and cash equivalents                $142,585                 733              (79,280) (a)       64,038
   Short-term investments                      4,400                  --                                  4,400
   Net accounts receivable                   128,482              30,433              (30,000) (a)      128,915
   Inventories                               248,529              28,937                                277,466
   Other current assets                       12,549               4,700                                 17,249
                                          ----------           ---------         ------------         ---------
      Total current assets                   536,545              64,803             (109,280)          492,068
Property, plant and equipment, net           157,791               6,609                                164,400
Goodwill, trade names
  and other intangibles                       89,423                  --               89,861  (d)      179,284
Other assets                                  31,327                 332               (2,107) (a)       29,552
                                          ----------          ----------           -----------        ---------
                                            $815,086              71,744              (21,526)          865,304
                                            ========           =========            ==========        =========

Current liabilities:
   Short-term borrowings                        $103               2,168                                  2,271
   Current maturities of long-term debt        1,286                  --                                  1,286
   Accounts payable                          144,253              11,246                                155,499
   Accrued expenses                           76,141              11,307               25,300  (b)      112,748
   Income taxes                               13,056                 197                                 13,253
                                          ----------          ----------        -------------         ---------
      Total current liabilities              234,839              24,918               25,300           285,057
                                           ---------           ---------           ----------         ---------
Long-term debt                                83,094                  --                                 83,094
Convertible subordinated debentures          100,000                  --                                100,000
Other liabilities                             26,250                  --                                 26,250
Stockholders' equity
   Common stock                                7,526                  70                  (70) (c)        7,526
   Additional paid-in capital                 87,896              12,424              (12,424) (c)       87,896
   Retained earnings                         337,506              34,550              (34,550) (c)      337,506
   Foreign currency translation gain (loss)  (12,966)               (218)                 218  (c)      (12,966)
                                           ----------          ----------         -----------         ----------
                                             419,962              46,826              (46,826)          419,962
   Less treasury stock                        49,059                  --                                 49,059
                                           ---------         -----------        -------------         ---------
      Total stockholders' equity             370,903              46,826              (46,826)          370,903
                                           ---------            --------            ----------         --------
                                            $815,086              71,744              (21,526)          865,304
                                            ========             =======            ==========          =======


* The references in the Pro-Forma Adjustments column are described in the Notes to Unaudited Pro-Forma Consolidated Financial Statements.

                             ALBERTO-CULVER COMPANY
             UNAUDITED PRO-FORMA CONSOLIDATED STATEMENT OF EARNINGS

                          Year ended September 30, 1995

(Dollars in thousands, except per share data)

                                              Alberto-
                                               Culver          St. Ives           Pro-Forma         Pro-Forma
                                               Company    Laboratories, Inc.     Adjustments*     Consolidated
Net sales                                    $1,358,219          160,268                            1,518,487

Costs and expenses:
    Cost of products sold                       682,589           88,069                              770,658
    Advertising, promotion, selling and
       administrative                           584,856           68,480           2,898  (b)         656,234
    Net interest expense                          6,532              533           6,070  (a)          13,135
                                            -----------        ---------        --------           ----------

       Total costs and expenses               1,273,977          157,082           8,968            1,440,027
                                              ---------          -------        --------            ---------

Earnings before provision for income taxes       84,242            3,186          (8,968)              78,460

Provision for income taxes                       31,591              205          (2,520) (c)          29,276
                                            -----------        ---------         --------         -----------

Net earnings                                    $52,651            2,981          (6,448)              49,184
                                             ==========        =========        =========         ===========

Net earnings per share:

    Primary                                       $1.89                                                  1.77
                                           ============                                          ============

    Fully-diluted                                 $1.87                                                  1.75
                                           ============                                          ============


* The references in the Pro-Forma Adjustments column are described in the Notes to Unaudited Pro-Forma Consolidated Financial Statements.

                             ALBERTO-CULVER COMPANY
         NOTES TO UNAUDITED PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS


1. The accompanying unaudited pro-forma consolidated financial statements include the accounts of Alberto-Culver Company and Subsidiaries (the Company) and St. Ives Laboratories, Inc. and Subsidiaries (St. Ives) as of and for the year ended September 30, 1995. The acquisition of St. Ives has been accounted for under the purchase method of accounting.

2. The pro-forma adjustments required to present the unaudited pro-forma consolidated balance sheet as if the acquisition had occurred on September 30, 1995 are described as follows:

     a. Cash disbursed in connection with the acquisition, net of proceeds from the sale of certain trade accounts receivable, and the reclassification of the investment in common shares of St. Ives owned by the Company which was included in other assets as of September 30, 1995.

     b. Provision for additional liabilities incurred in connection with the acquisition.

     c.  Elimination of St. Ives stockholders' equity.

     d. Recognition of trade names and goodwill resulting from the excess of the purchase price over the preliminary estimate of fair value of the net assets acquired.

3. The pro-forma adjustments required to present the unaudited pro-forma consolidated statement of earnings as if the acquisition had occurred on October 1, 1994 are described as follows:

     a.  Interest expense on the funds used to purchase St. Ives.

     b. Goodwill amortization on a straight-line basis over 40 years and payments due a former shareholder of St. Ives under a consulting and non-competition agreement.

     c. Incremental change in the pro-forma consolidated entity's provision for income taxes as a result of applying the Company's effective tax rate to the pro-forma adjustments described above and reflecting the non-deductibility of the goodwill amortization.